UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                    --------

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 13, 2004.


                           ANDRESMIN GOLD CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


          Montana                        000-33057               84-1365550
          -------                        ---------               ----------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation                  File Number)         Identification No.)

1450 - 409 Granville St., Vancouver, British Columbia, Canada          V6C 1T2
-------------------------------------------------------------          -------
          (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code   (604) 669-3707
                                                     --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
-----------------------------------------------------

On December 13, 2004, Andresmin Gold Corporation (the "Company") through its subsidiary, Grupo Minero Internacional S.A.C., entered into an agreement with the community of Pisquicocha, located in the department of Cusco in southern Peru, which is where the Company's Winicocha copper-gold project is located, whereby the community of Pisquicocha has granted the Company the right to continue to explore and develop Winicocha copper-gold project for a term of five year with an option to renew for another five years in exchange for payment by the Company of approximately U.S.$621.00 for the first year and then increasing by approximately U.S.$311.00 for each year thereafter so that the Company is required to pay approximately U.S.$1,863.00 at the beginning of the fifth year to maintain such right to explore and develop the Winicocha project.

A copy of the translated agreement between the Company and the community of Pisquicocha is attached hereto as Exhibit 10.1.


ITEM 8.01  OTHER EVENTS
-----------------------

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the Press Release dated December 17, 2004, and attached hereto as
Exhibit 99.1.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------------------

Exhibit No.      Description
-----------      -----------
Exhibit 10.1     Mining Exploration Rights Agreement between the Company and the community of Pisquicocha, dated December 13, 2004
Exhibit 99.1     Press Release dated December 17, 2004




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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 7, 2005

                                        ANDRESMIN GOLD CORPORATION


                                        By:      /s/ Ian Brodie
                                           --------------------------------
                                        Name:   Ian Brodie
                                        Title:  President and Director